Exhibit 10.1

LOAN AGREEMENT

THIS AGREEMENT made the 15th day of December, 2012.

BETWEEN:

RAMI TABET, 38th Street, New Sahaile, Beirut, Lebanon;

(“Tabet”)

OF THE FIRST PART

AND:

WISHBONE PET PRODUCTS INC., a company incorporated pursuant to the laws of Nevada with an office at 50 West Liberty Street, Suite 880, Reno, Nevada 89501;

(“Wishbone”)

OF THE SECOND PART

WHEREAS:

A.	Wishbone requires funding in connection with its business operations;

B.	Tabet is prepared to loan the sum of $17,000 (the “Loan”) to Wishbone, on certain terms and conditions contained herein;

NOW THEREFORE THIS AGREEMENT WITNESSETH that for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Tabet hereby agrees to advance the Loan to Wishbone forthwith upon execution of this Agreement.

2.	The Loan shall be unsecured, non-interest bearing and shall be payable to Tabet forthwith after Wishbone’s receipt of written demand delivered to the office of Wishbone as indicated above.

3.	All funds and dollar amounts referred to in this Agreement are in the lawful currency of the United States.

4.	This Agreement shall be interpreted in accordance with the laws in effect from time to time in the State of Nevada.

IN WITNESS WHEREOF the parties hereto have hereunto affixed their respective hands, both as of the day and year first above written.

WISHBONE PET PRODUCTS INC.

/s/ Rami Tabet	PER: /s/ Rami Tabet
Rami Tabet	Authorized Signatory